Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cigna Corporation of our reports dated February 28, 2018 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in Cigna Corporation's Annual Report on Form 10‑K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
December 19, 2018